EXHIBIT 99.1

FOR IMMEDIATE RELEASE

CONTACTS:

Cutera, Inc.
Ron Santilli
Chief Financial Officer
415-657-5500

Investor Relations
John Mills
Integrated Corporate Relations, Inc.
310-954-1105
john.mills@icrinc.com

Cutera Reports Third Quarter 2012 Results
Revenue Grew 28% Year-Over-Year

BRISBANE, Calif., November 5, 2012 ─ Cutera, Inc. (NASDAQ: CUTR), a leading provider of laser and other energy-based aesthetic systems for practitioners worldwide, today reported financial results for the third quarter ended September 30, 2012.

Key financial highlights for the third quarter of 2012, compared to same period last year, are as follows:
•	Revenue grew 28%, to $19.4 million.
•	Net loss was $892,000, or $0.06 per diluted share, which included $1.2 million of non-cash stock-based compensation, amortization of intangibles, and depreciation.
•	truSculpt product commenced shipments mid-quarter and contributed to revenue growth
•	Board of Directors approved a stock repurchase program for up to $10 million pursuant to a 10b5-1 plan.

Kevin Connors, president and CEO of Cutera, stated, “This is our sixth consecutive quarter of revenue growth in excess of 22%, compared to the same period one year ago.  We continue to see growth in most of our major geographical regions and are pleased with the initial customer response to our mid-quarter truSculpt product launch as we enter the body contouring market.  In addition, we continue to experience growing demand for Excel V, our premier vascular system”

“In the third quarter of 2012, our domestic revenue increased by 29% and our international revenue expanded by 26%, when compared to the third quarter of 2011.  In addition, our gross margin improved in the third quarter of 2012, compared to the second quarter of 2012. These improvements reflect the leverage in our model and resulted in positive net income after excluding non-cash items.”

Mr. Connors concluded, “We believe the market outlook for aesthetic laser and other energy-based equipment continues to expand and we are well positioned to capitalize on the improving market. We remain focused on many initiatives in order to continue delivering revenue growth, improved gross and operating margins, and cash generation in the fourth quarter and beyond.”

Conference Call
The conference call to discuss these results is scheduled to begin at 2:00 p.m. PT (5:00 p.m. ET) on November 5, 2012. Participating in the call will be Kevin Connors, President and Chief Executive Officer, and Ron Santilli, Executive Vice President and Chief Financial Officer. The call will be broadcast live over the Internet hosted at the Investor Relations section of Cutera's website at www.cutera.com, and will be archived online within one hour of its completion through 8:59 p.m. PT (11:59 p.m. ET) on November 21, 2012. In addition, you may call 877-407-3982 to listen to the live broadcast.

About Cutera, Inc.
Brisbane, California-based Cutera is a leading provider of laser and other energy-based aesthetic systems for practitioners worldwide. Since 1998, Cutera has been developing innovative, easy-to-use products that enable physicians and other qualified practitioners to offer safe and effective aesthetic treatments to their patients. For more information, call 1-888-4CUTERA or visit www.cutera.com.

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Specifically, statements concerning Cutera's ability to leverage its business model, increase revenue, generate additional cash, increase profitability, develop and commercialize existing and new products and applications, experience market adoption for its products, realize benefits from additional investment, and statements regarding long-term prospects and opportunities as well as the timing and expected benefits of integration activities are forward-looking statements within the meaning of the Safe Harbor. Forward-looking statements are based on management's current, preliminary expectations and are subject to risks and uncertainties, which may cause Cutera's actual results to differ materially from the statements contained herein. Potential risks and uncertainties that could affect Cutera's business and cause its financial results to differ materially from those contained in the forward-looking statements include those related to the Company’s efforts to improve sales productivity, revenue growth and profitability improvement through the leverage of its operating expenses; the Company’s ability to successfully develop and launch new products and applications and market them to both its installed base and new customers; the length of the sales cycle process; unforeseen events and circumstances relating to the Company’s operations; government regulatory actions; and those other factors described in the section entitled, “Risk Factors”  in its most recent Form 10-Q as filed with the Securities and Exchange Commission on November 5, 2012. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made. Cutera undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date they were made, or to reflect the occurrence of unanticipated events. Cutera's financial performance for the third quarter ended September 30, 2012, as discussed in this release, is preliminary and unaudited, and subject to adjustment.

CUTERA, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	September 30,	June 30,	September 30,
	2012	2012	2011
Assets
Current assets:
Cash and cash equivalents	$24,334	$17,788	$13,874
Marketable investments	55,795	62,794	74,502
Accounts receivable, net	7,845	6,203	4,085
Inventories	12,477	12,722	9,659
Deferred tax asset	49	52	17
Other current assets and prepaid expenses	1,443	1,443	1,841
Total current assets	101,943	101,002	103,978

Property and equipment, net	885	946	643
Long-term investments	1,050	840	3,014
Deferred tax asset, net of current portion	470	463	345
Intangibles, net	2,876	3,186	493
Goodwill	1,339	1,339	-
Other long-term assets	517	539	493
Total assets	$109,080	$108,315	$108,966

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$2,297	$2,199	$2,151
Accrued liabilities	9,486	9,382	7,339
Deferred revenue	6,299	6,285	5,447

Total current liabilities	18,082	17,866	14,937

Deferred rent	1,347	1,400	1,432
Deferred revenue, net of current portion	1,411	905	775
Income tax liability	471	469	489
Total liabilities	21,311	20,640	17,633

Stockholders’ equity:
Common stock	14	14	14
Additional paid-in capital	98,865	98,044	94,594
Retained earnings (Accumulated deficit)	(10,950)	(10,058)	(2,438)
Accumulated other comprehensive loss	(160)	(325)	(837)
Total stockholders' equity	87,769	87,675	91,333
Total liabilities and stockholders' equity	$109,080	$108,315	$108,966

CUTERA, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended
	September 30,	June 30,	September 30,
	2012	2012	2011
Net revenue	$19,426	$19,591	$15,232
Cost of revenue	8,828	9,274	6,772
Gross profit	10,598	10,317	8,460

Operating expenses:
Sales and marketing	7,014	7,112	6,426
Research and development	2,217	1,872	2,352
General and administrative	2,475	2,854	2,310
Total operating expenses	11,706	11,838	11,088
Loss from operations	(1,108)	(1,521)	(2,628)
Interest and other income, net	152	144	91
Loss before income taxes	(956)	(1,377)	(2,537)
Provision (benefit) for income taxes	(64)	89	326
Net loss	$(892)	$(1,466)	$(2,863)

Net loss per share:
Basic and Diluted	$(0.06)	$(0.10)	$(0.21)

Weighted-average number of shares used in per share calculations:
Basic and Diluted	14,127	14,095	13,862

CUTERA, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended
	September 30,	June 30,	September 30,
	2012	2012	2011
Cash flows from operating activities:
Net loss	$(892)	$(1,466)	$(2,863)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation	809	787	894
Tax benefit from stock-based compensation	-	-	5
Excess tax benefit related to stock-based compensation	-	-	(5)
Depreciation and amortization	418	425	164
Other	(113)	(14)	270
Changes in assets and liabilities:
Accounts receivable	(1,641)	(1,697)	(830)
Inventories	245	712	(1,358)
Other current assets and prepaid expenses	214	59	512
Other long-term assets	22	(81)	(493)
Accounts payable	98	(475)	(29)
Accrued liabilities	78	420	411
Deferred rent	(27)	(24)	(4)
Deferred revenue	520	503	(150)
Income tax liability	2	-	(5)
Net cash used in operating activities	(267)	(851)	(3,481)

Cash flows from investing activities:
Acquisition of property and equipment	(47)	(34)	(24)
Disposal of property and equipment	-	-	36
Proceeds from sales of marketable and long-term investments	8,566	7,066	7,156
Proceeds from maturities of marketable investments	14,610	8,700	6,649
Purchase of marketable investments	(16,328)	(10,094)	(14,130)
Net cash provided by (used in) investing activities	6,801	5,638	(313)

Cash flows from financing activities:
Proceeds from exercise of stock options and employee stock purchase plan	12	214	180
Excess tax benefit related to stock-based compensation	-	-	5
Net cash provided by financing activities	12	214	185

Net increase (decrease) in cash and cash equivalents	6,546	5,001	(3,609)
Cash and cash equivalents at beginning of period	17,788	12,787	17,483
Cash and cash equivalents at end of period	$24,334	$17,788	$13,874

CUTERA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS
(in thousands, except percentage data)
(unaudited)

	Three Months Ended
	September 30,	% of	June 30,	% of	September 30,	% of
	2012	Revenue	2012	Revenue	2011	Revenue
Revenue By Geography:
United States	$7,796	40%	$7,834	40%	$6,037	40%
International	11,630	60%	11,757	60%	9,195	60%
	$19,426		$19,591		$15,232

Revenue By Product Category:
Products	$12,047	62%	$11,690	60%	$8,975	59%
Upgrades	487	3%	797	4%	687	4%
Service	4,298	22%	4,435	23%	3,227	21%
Titan hand piece refills	1,226	6%	1,216	6%	1,031	7%
Dermal fillers and cosmeceuticals	1,368	7%	1,453	7%	1,312	9%
	$19,426		$19,591		$15,232

	Three Months Ended
	September 30,	June 30,	September 30,
	2012	2012	2011
Pre-tax Stock-Based Compensation Expense:
Cost of revenue	$169	$168	$179
Sales and marketing	177	159	210
Research and development	126	147	184
General and administrative	337	313	321
	$809	$787	$894